UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2022

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On September 14, 2022, Odyssey Semiconductor Technologies, Inc. (the “Company”) published a press release to announce that it had achieved a 1200 volt rating on vertical GaN power field-effect transistors (FETs) and has commenced applying this validated technology to fabricate product samples in the fourth quarter of 2022 for internal and customer evaluations planned through the first quarter of 2023. On the same day, the Company also posted an investor update presentation for the second quarter of 2022 on the Company’s website at http://www.odysseysemi.com.

Copies of the press release and the investor update presentation are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively. The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 14, 2022
99.2	Odyssey Semiconductor Technologies, Inc. Q2 2022 Investor Update September 2022
104	Cover Pager Interactive Data File, formatted in Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2022	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Mark Davidson
Name: Mark Davidson
Title: Chief Executive Officer